UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2019

Rexahn Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2019, Rexahn Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Representative”), as representative of the underwriters,  in connection with its previously announced public offering (the “Offering”) of 10,750,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 10,750,000 shares of Common Stock (the “Warrant Shares”). The Shares and the Warrants were sold together as a fixed combination, with each Share being accompanied by a Warrant to purchase one share of Common Stock at a combined price to the public of $0.80. The Warrants are exercisable commencing on the date of issuance, will expire on January 25, 2024 and will have an exercise price of $0.80 per share, subject to certain adjustments. The warrants will be issued in physical form.

The Offering was made pursuant to a Registration Statement (No. 333-218285) on Form S-3, which was originally filed by the Company with the Securities and Exchange Commission on May 26, 2017 and subsequently amended on June 23, 2017 and July 6, 2017, and declared effective on July 11, 2017.

The Offering closed on January 25, 2019 and the Company received net proceeds of approximately $7.6 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering. The Company intends to use the net proceeds of the Offering for further development of its lead clinical programs, including the funding of its clinical development programs for RX-3117 and RX-5902, and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing summary of the Underwriting Agreement and Warrant is qualified in its entirety by reference to the Underwriting Agreement and form of Warrant attached hereto as Exhibits 1.1 and 4.1, respectively, and which are incorporated herein by reference. Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares, the Warrants and the Warrant Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 23, 2019, by and between Rexahn Pharmaceuticals, Inc. and Oppenheimer & Co. Inc.
4.1	Form of Warrant
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: January 25, 2019	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer